EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2011 RESULTS

•	Funds from Operations of $19.0 Million or $.71 Per Share Compared to $.73 Per Share for the Same Quarter Last Year
•	Net Income Attributable to Common Stockholders of $4.8 Million or $.18 Per Share
•	Same Property Net Operating Income Decline of 1.4%; 1.2% Decrease Without Straight-Line Rent Adjustments
•	91.5% Leased, 90.5% Occupied
•	Renewed or Re-Leased 89% of Expiring Square Feet During the Quarter
•	Paid 125th Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Executed an Application for a $65 Million, 10-Year Non-Recourse Mortgage Loan at 4.75% Fixed Interest Rate
•	Interest and Fixed Charge Coverages of 3.1x
•	Three Development Projects With an Estimated Total Investment of $16.7 Million as of March 31, 2011

JACKSON, MISSISSIPPI, April 20, 2011 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2011.

Commenting on EastGroup’s performance, David H. Hoster II, President and CEO, stated, “We are pleased to report that during the first quarter, we increased occupancy to 90.5% and our percentage leased to 91.5%.  This represents the fourth consecutive quarter of improved levels for both categories, and we expect occupancy to continue to increase in each quarter of 2011.

“In addition, when termination fees are excluded, same property net operating income was a positive 1.8% for the first quarter and also a positive 2.1% without straight-line rent adjustments.  These were achieved in spite of a continued decline in rental rates on both new and renewal leases.”

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2011, funds from operations (FFO) was $.71 per share compared to $.73 per share for the same period of 2010, a decrease of 2.7%.  The decrease was mainly due to a decrease in termination fee income in 2011 as compared to 2010.  Termination fee income, net of bad debt expense, was $321,000 in the first quarter of 2011 compared to $797,000 in the same quarter last year.  Property net operating income (PNOI) decreased 0.4%, or $112,000, primarily due to a decrease in PNOI of $435,000 from same property operations, which was partially offset by an increase in PNOI of $190,000 from newly developed properties and $128,000 from 2010 acquisitions.

Same property net operating income decreased 1.4% for the quarter (1.2% without straight-line rent adjustments).  Excluding termination fees, same property net operating income increased 1.8% for the quarter (2.1% without straight-line rent adjustments).  Rental rates on new and renewal leases (5.8% of

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

total square footage) decreased an average of 20.7% for the quarter; rental rates decreased 24.3% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.18 for the three months ended March 31, 2011, the same as the first quarter of 2010.

DEVELOPMENT

At March 31, 2011, EastGroup’s development program consisted of three projects, all in Houston, Texas.  In December 2010, EastGroup began construction of World Houston 31, a 44,000 square foot service center, which is 28% pre-leased.  During the first quarter of 2011, the Company began construction of two new business distribution buildings, Beltway Crossing 8 (88,000 square feet) and the 100% pre-leased World Houston 32 (94,000 square feet).  The projected total cost for the three developments is $16.7 million, of which $11.1 million remained to be invested as of March 31, 2011.

Mr. Hoster stated, “EastGroup’s three development buildings are LEED designed and registered for certification.  In addition, our goal is for all of our future developments to be LEED certified.”

During the first quarter of 2011, EastGroup completed construction of a 20,000 square foot expansion at Arion 8 in San Antonio, Texas.  The 100% pre-leased expansion project was transferred to the real estate portfolio in February and had a total cost of $1.5 million as of March 31, 2011.  The expansion is projected to generate an annualized yield of 10.7%.

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the first quarter of 2011, which was the Company’s 125th consecutive quarterly cash distribution.  This was the first quarter of the Company’s 19th consecutive year of increasing or maintaining the cash distributions paid to its shareholders.  The Company’s dividend payout ratio to funds from operations was 73% for the quarter.  The annualized dividend rate of $2.08 per share yielded 4.7% on the closing stock price of $44.13 on April 19, 2011.

FINANCIAL STRENGTH AND FLEXIBILITY

During the first quarter, EastGroup continued to achieve strong debt ratios.  Debt-to-total market capitalization was 38.6% at March 31, 2011.  For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.1x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.64.  Total debt at March 31, 2011 was $747.3 million comprised of $603.1 million of fixed rate mortgage debt and $144.2 million of floating rate bank debt.

EastGroup did not have any debt maturities in the first quarter of 2011; however, on January 31, 2011, the Company repaid a mortgage loan with a balance of $36.1 million and an interest rate of 7.25% that was due in May 2011.  The Company now has one mortgage loan due in the remainder of 2011.  The loan has an interest rate of 7.92% and will mature in May 2011 with a balloon payment of $22.8 million.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

In March, EastGroup executed an application for a $65 million, non-recourse first mortgage loan with a fixed interest rate of 4.75%, a 10-year term and a 20-year amortization schedule.  The loan, which will be secured by properties containing 1.9 million square feet, is expected to close in late May.  The Company plans to use the proceeds of this mortgage loan to reduce variable rate bank borrowings.

The Company has revolving credit facilities of $200 million and $25 million, of which $144.2 million was outstanding as of March 31, 2011.  The Company had borrowing capacity of $80.4 million remaining on the lines of credit at March 31, 2011.  These credit facilities mature in January 2012, and the $200 million line of credit has an option for a one-year extension on the same terms and conditions at the Company’s request.

In March 2011, the Company entered into Sales Agency Financing Agreements (the “Agreements”) with BNY Mellon Capital Markets, LLC and Raymond, James & Associates, Inc. pursuant to which it will issue and sell shares of its common stock from time to time.  As of April 20, 2011, there have been no shares sold under the Agreements.

OUTLOOK FOR REMAINDER OF 2011

FFO per share for 2011 is estimated to be in the range of $2.84 to $3.00, which increases the mid-point from $2.91 to $2.92 per share.  Diluted EPS for 2011 is estimated to be in the range of $.71 to $.87.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q2 2011	Y/E 2011	Q2 2011	Y/E 2011
	(In thousands, except per share data)
Net income attributable to common stockholders	$4,582	19,135	5,656	23,435
Depreciation and amortization	14,226	57,068	14,226	57,068
Funds from operations attributable to common stockholders	$18,808	76,203	19,882	80,503

Diluted shares	26,874	26,875	26,874	26,875

Per share data (diluted):
Net income attributable to common stockholders	$0.17	0.71	0.21	0.87
Funds from operations attributable to common stockholders	$0.70	2.84	0.74	3.00

The following assumptions were used:

•	Average occupancy of 89.8% to 93.0% for the year.
•	Same property NOI change for the year of -1.5% to 2.1%; 0.5% to 4.2% increase without termination fees.
•	Operating property acquisitions of $25 million on October 1, 2011.
•	No dispositions during the year.
•	Termination fees, net of bad debt, of zero for the remainder of the year.
•	Floating rate bank debt at an average rate of 1.3% for the year.
•	New fixed rate debt:
o	$65 million in May 2011 at 4.75%
o	$50 million in December 2011 at 5.5%

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Thursday, April 21, 2011, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-800-895-0198 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, April 21, 2011.  The telephone replay will be available until Thursday, April 28, 2011, and can be accessed by dialing 1-800-283-4595.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Thursday, April 28, 2011.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available upon request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize stockholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 28.3 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010

REVENUES
Income from real estate operations	$43,255	44,431
Other income	23	28
	43,278	44,459
EXPENSES
Expenses from real estate operations	12,460	13,524
Depreciation and amortization	14,247	14,717
General and administrative	2,969	2,610
	29,676	30,851

OPERATING INCOME	13,602	13,608

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	86	84
Gain on sales of non-operating real estate	9	11
Interest income	83	81
Interest expense	(8,878)	(8,778)
NET INCOME	4,902	5,006
Net income attributable to noncontrolling interest in joint ventures	(110)	(103)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,792	4,903

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.18	0.18

Weighted average shares outstanding	26,809	26,735

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.18	0.18

Weighted average shares outstanding	26,873	26,794

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010

NET INCOME	$4,902	5,006
Equity in earnings of unconsolidated investment	(86)	(84)
Interest income	(83)	(81)
Other income	(23)	(28)
Gain on sales of non-operating real estate	(9)	(11)
Depreciation and amortization from continuing operations	14,247	14,717
Interest expense (1)	8,878	8,778
General and administrative expense (2)	2,969	2,610
PROPERTY NET OPERATING INCOME (PNOI)	$30,795	30,907

COMPONENTS OF PNOI:
PNOI from Same Properties	$30,001	30,436
PNOI from 2010 Acquisitions	513	385
PNOI from 2010 and 2011 Development Properties	278	88
Other PNOI	3	(2)
TOTAL PNOI	$30,795	30,907

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
COMMON STOCKHOLDERS	$4,792	4,903
Depreciation and amortization from continuing operations	14,247	14,717
Depreciation from unconsolidated investment	33	33
Noncontrolling interest depreciation and amortization	(54)	(52)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$19,018	19,601

NET INCOME	$4,902	5,006
Interest expense (1)	8,878	8,778
Interest expense from unconsolidated investment	79	81
Gain on sales of non-operating real estate	(9)	(11)
Depreciation and amortization from continuing operations	14,247	14,717
Depreciation from unconsolidated investment	33	33
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$28,130	28,604

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO
EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.18	0.18

Funds from operations attributable to common stockholders	$0.71	0.73

Weighted average shares outstanding for EPS and FFO purposes	26,873	26,794

(1) Net of capitalized interest of $839 and $961 for the three months ended March 31, 2011 and 2010, respectively.

(2) Net of capitalized development costs of $157 and $85 for the three months ended March 31, 2011 and 2010, respectively.